AGREEMENT


       THIS AGREEMENT dated as of this 25th day of June, 1997, is by and between GTECH CORPORATION ("GTECH"), a Delaware corporation with its corporate headquarters at 55 Technology Way, West Greenwich, Rhode Island 02817, and PNGI Charles Town Gaming, LLC, ("PNGI"), a West Virginia Limited Liability Company with a place of business at 825 Berkshire Boulevard, Wyomissing, Pennsylvania 19610 ("PNGI").

                              W I T N E S S E T H:

       WHEREAS, PNGI desires to acquire a video lottery system to be operated at the Charles Town Racetrack in Charles Town, West Virginia; and

       WHEREAS, GTECH is experienced in the design and operation of video lottery systems and desires to provide such a system to PNGI; and

       WHEREAS, GTECH and PNGI desire to set forth in writing the terms of their agreements with respect to such a system.

       NOW, THEREFORE, in consideration of the foregoing and the mutual promises and covenants contained herein, the parties hereto, intending to be legally bound, agree:

       1.      Definitions.

               1.1 "Aggregate Amortization" means, as of any given day, the sum of Amortization for all items of equipment comprising the VLS System through that day.

               1.2 "Aggregate Equipment Value" means, as of any given day, the sum of the Equipment Values for all items of equipment comprising the VLS System as of that day.

               1.3 "Amortization" means, with respect to an item of equipment comprising the VLS System as of any given date, the aggregate sum of all principal payments that would have been paid from the date that item of equipment was placed in service through that given date, on the theoretical assumption that the Equipment Value of such item of equipment had been financed over sixty consecutive monthly level payments, the first of which is due one month after the date such item of equipment is placed in service (x) at a five percent per annum borrowing rate of interest if that item of equipment was placed in service during months one through twenty-four, or (y) an eight percent per annum borrowing rate of interest if that item of equipment was placed in service at any time after the twenty-fourth month following the Start-Up Date.

               1.4 "Central Site" shall mean the site(s) where the VLS System and its component parts shall be located which shall be specified by PNGI, subject to the requirements of the West Virginia Lottery Commission, and the approval of GTECH, which approval shall not be unreasonably withheld or delayed.

               1.5 "Central Computer System Hardware" means the hardware having the specifications set forth in Attachment A.

               1.6 "Communications Network Equipment" means the equipment having the specifications



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set forth in Attachment B.

               1.7 "Confidential Information" shall have the meaning given that term in subsection 18.2.

               1.8 "Equipment Value" means, with respect to an item of equipment comprising the VLS System, its value calculated as follows:

                     A. If such item of equipment was placed in service during months one through twelve following the Start-Up Date, the actual cost of that equipment to GTECH;

                     B. If such item of equipment was placed in service during months thirteen through twenty-four following the Start-Up Date, the actual cost of that equipment to GTECH, plus a twenty percent mark up; and

                     C. If such item of equipment was placed in service during months twenty-five through sixty following the Start-Up Date, the actual cost of that equipment to GTECH, plus a twenty percent mark up plus one percent for each month, or portion thereof, after the twenty-fourth month through the date it was placed in service.

               1.9   "GTECH    Services"   means   the   following   tasks   and
responsibilities, all of which shall conform to reasonable standards prevailing in the industry:

                     A. Acquiring, installing and making operational the technical infrastructure of the VLS System;

                     B. Acquiring, installing and making operational the Communications Network for the VLS System;

                     C. Acquiring, installing and making operational the Video Lottery Terminals and other third party Software and licenses from vendors designated by PNGI and agreed to by GTECH which consent shall not be unreasonably withheld or delayed;

                     D.    Installing and making operational the VLS System.

                     E. Providing or causing to be provided the Maintenance Services for the VLS System following installation;

                     F. Providing or causing to be provided the Marketing Services;

                     G. Expanding the VLS System to include additional Video Lottery Terminals ("VLT's") within thirty (30) days following receipt of such additional VLT's and GLI approved software provided that approval by the West Virginia Lottery Commission and any other required governmental approvals shall have been obtained; and

                     H. Providing post-installation supplemental programming and modifications to the Software as may be necessary to fine tune the VLS System and provide properly formatted accounting data, player tracking data and all reports and reporting requirements of the West Virginia Lottery Commission.



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               1.10  "Maintenance  Services" means the maintenance  services for the VLS System described on Attachment F.

               1.11 "Marketing Services" means the provision of three ambassadors, each for a period of twenty-four hours for each week during the term of this Agreement who shall provide customer assistance and orientation subject to the management, direction and control of PNGI.

               1.12 "Net Terminal Income" or "Net Win" means the total of all cash inserted into or game credits played on all Video Lottery Terminals and Slot Machines, if any, minus the total value of all prizes paid in cash, by game credits or otherwise.

               1.13 "Net Unamortized Residual Value" means, as of any given day, Aggregate Equipment Value less Aggregate Amortization as of that day.

               1.14 "Player Tracking System" means the software and hardware that will enable PNGI to operate and maintain a customer data base.

               1.15 "Progressive Jackpots" means jackpots offered by a Video Lottery Terminal and/or Slot Machine which, along with other Video Lottery Terminals and/or Slot Machines, is linked to a central computer system under an arrangement in which each Video Lottery Terminal and/or Slot Machine so linked contributes a percentage of play to such jackpots.

               1.16 "Slot Machine" means any gaming device that pays winners in coin or token rather than issuing credit receipts or scrip.

               1.17 "Software" means the GTECH and third party software having the specifications set forth in Attachment C, and all documentation and licenses related thereto, and all additional software and related documentation that GTECH may provide to PNGI during the term of this Agreement for use in connection with the VLS System.

               1.18 "Start-Up Date" means the first date that operations on the VLS System commence and Net Win is generated.

               1.19 "Validation and Management Terminals" means the hardware having the specifications set forth on Attachment D.

               1.20 "Video Lottery Terminals" means the electronic computerized video game machines having the specifications set forth on Attachment E.

               1.21 "VLS System" means, collectively, the Central Computer System Hardware, the technical infrastructure of the VLS System, the Communications Network Equipment, the Video Lottery Terminals, Slot Machines (subject to paragraphs 3.8, 3.9, and 3.10 below), the Validation and Management Terminals, the Software and the Player Tracking System that comply with the specifications and requirements set forth in the Attachments to this Agreement including but not limited to Attachment H.

       2.      Management Control.




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               2.1 PNGI shall have  management  control  over all aspects of the
VLS System including but not limited to the VLS Central System provider, VAT vendors (subject to GTECH's consent which shall not be unreasonably withheld or delayed), VAT servicing, floor layout and design; provided, however, that GTECH shall have access to, and control over, such aspects of the VLS System (including without limitation the Central Computer System Hardware and Software and the Validation and Management Terminals) as may be necessary or appropriate to permit it to perform its obligations under this Agreement.

       3.      Scope of Work to be Performed.

               3.1 The VLS System shall be delivered and installed so as to comply with all the specifications set forth on Attachments A through E hereof.

               3.2 GTECH shall cause the installation of the VLS System to be complete and the VLS System to be operational as soon as possible but in no event later than five days after delivery of Video Lottery Terminals to the Charles Town Race Track, receipt of approval from the West Virginia Lottery Commission and GLI, and the completion of West Virginia Lottery Commission and GLI on-site acceptance testing of the VLS System; provided, however, that GTECH shall not be responsible for delays attributable to or caused by PNGI or other third parties beyond GTECH's control including without limitation third party Video Lottery Terminal vendor delivery schedules.

               3.3 GTECH and PNGI shall obtain and/or make all required governmental filings and/or registrations required by the State of west Virginia, the West Virginia Lottery Commission and any third parties in connection with the performance of their respective obligations hereunder. The parties shall use their respective best efforts to effect such applications, filing and registrations and otherwise to provide for the issuance and continued effectiveness of all such licenses, permits, consents and approvals during the term of this Agreement.

               3.4 GTECH shall perform for PNGI the GTECH Services in conformity with all required governmental licenses, permits, consents and approvals.

               3.5 In connection with GTECH providing the GTECH Services, PNGI shall perform or shall cause to be performed the following tasks and responsibilities, which shall conform to the reasonable standards prevailing in the industry:

                     A. Providing and preparing the Central Site (inclusive of an in-floor duct system, air conditioning and handling, security, and surveillance);

                     B. Providing adequate electrical supplies to the Central Site (but GTECH shall be responsible for the acquisition, maintenance and installation of uninterruptible power supplies to all System computers);

                     C. Determining the vendors of the Video Lottery Terminals (subject to GTECH'S consent which shall not be unreasonably withheld or delayed);

                     D. Determining the quantities, distribution and placement of the Video Lottery Terminals;

                     E. Providing storage rooms (not less than 1,000 square feet in aggregate) for parts and consumables as well as for depot repair;



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                     F.    Installing cables provided by GTECH; and

                     G. Operation of the VLS System (other than those obligations to be perform by GTECH under this Agreement).

               3.6 GTECH shall have the right to determine which of its staff shall be assigned to perform the GTECH Services under this Agreement and to replace or reassign such personnel during the term of this Agreement; provided, however, that PNGI may request the reassignment or replacement of GTECH staff performing GTECH Services in its reasonable discretion, and GTECH shall promptly replace or reassign such individuals. GTECH shall consult with PNGI with respect to the placement, replacement or reassignment of all GTECH employees at the Charles Town site.

               3.7 GTECH and PNGI each shall only assign employees to perform services or work under this Agreement who are experienced and qualified for their respective positions and to perform their respective tasks.

               3.8 GTECH warrants that the VLS System, when installed and operational, will be compatible with the future installation of Slot Machines, and will have the capacity to provide Progressive Jackpots and Player Tracking during the Term; provided, however, the timing and cost of any proposed installation of Progressive Jackpots and Player Tracking are not included in the GTECH Services but will be provided by GTECH for such additional compensation which shall be negotiated in good faith by the parties.

               3.9 In the event Slot Machines are approved by the West Virginia Legislature and if PNGI so elects, GTECH shall purchase and, not later than five days after delivery of the Slot Machines to the Charles Town Race Track, install Slot Machines for PNGI at Charles Town; provided, however, PNGI shall provide not less than ninety days prior written notice of its decision to install Slot Machines and will pay for all hardware and software acquisition costs. GTECH shall be responsible for all installation costs and all costs associated with the integration of the Slot Machines into the VLS System except for third party vendor services and parts as to which GTECH's liability shall be limited in amount to the sum of $100,000 00.

               3.10 The obligation on the part of GTECH to provide the GTECH Services and to install and make operational Slot Machines, Progressive Jackpots and/or Player Tracking is subject to the issuance and continued effectiveness of all required governmental and other licenses and approvals, other than licenses and/or approvals related to the failure or inability of GTECH to be licensed as a vendor or which are unavailable or revoked as a result of any matter, reason or thing within GTECH's control.

               3.11 PNGI agrees that GTECH shall be the exclusive provider of the VLS System including, without limitation, the Video Lottery Terminals and Slot Machines, if any, at the Charles Town Race Track during the Term. PNGI represents and warrants to GTECH that, apart from this Agreement, neither it nor any of its affiliates has entered into any agreement with any third party for the provision of video lottery systems (or any component thereof) or services at Charles Town Race Track, other than the purchase order which it placed with Video Lottery Technologies, Inc. on May 15, 1997 for the purchase of 152 Video Lottery Terminals (the '"Purchase Order it) as to which a down payment of $277,218.00 has been advanced by PNGI (a copy of which has been previously supplied to GTECH). Promptly after execution of this Agreement, PNGI shall assign to GTECH, or shall cause to be assigned to GTECH, the Purchase Order whereupon GTECH shall assume all obligations with respect thereto and shall refund to PNGI the deposit made by PNGI.

       4.      Change in Scope.



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               4.1 If PNGI should desire a change in GTECH's  obligations  under this Agreement or in the specifications for the VLS System, PNGI shall submit to GTECH a written proposal specifying the desired changes. GTECH and PNGI shall exercise good faith efforts to reach a mutually acceptable agreement in writing
on  any  and  all   changes  or   enhancements   to  such   obligations   and/or
specifications,   as  well  as  the  terms  and  conditions   (including  as  to
compensation and timing) respecting any such changes, in the manner provided below.

               4.2 GTECH shall submit to PNGI a written response to each change request within fifteen (15) business days following receipt of the request. GTECH's written response shall include a statement of the availability of GTECH's personnel and resources, as well as any impact the proposed changes will have (if any) on the delivery dates, the anticipated Start-Up Date, the GTECH Services, the warranty provisions of this Agreement or the compensation to be paid GTECH under this Agreement.

               4.3 Changes to the scope of the GTECH Services or in the specifications for the VLS System shall be evidenced by a written "Modification Agreement". A Modification Agreement shall be signed by authorized representatives of GTECH and PNGI, whereupon GTECH shall commence performance in accordance with this Agreement as modified. GTECH shall not be obligated to perform any additional services or modify the specifications for the VLS System prior to its approval of a Modification Agreement.

               4.4 GTECH shall not unreasonably withhold or delay its consent to any change requested by PNGI or refuse to enter into a Modification Agreement;
provided, however, that GTECH shall be entitled to received reasonable compensation (to be determined through good faith negotiations between the parties) for any material expansion of GTECH's obligations, cost or expense as a result of any requested change or any Modification Agreement. Should GTECH be unwilling to approve a change or to sign a Modification Agreement as written, GTECH will so notify PNGI within fifteen (15) business days of GTECH's receipt of PNGI's written proposal and shall set forth with specificity it reasons for refusing to do so.

               4.5 For purposes of this Agreement, each Modification Agreement duly authorized in writing by GTECH and PNGI shall be deemed incorporated into and made part of this Agreement. Each such Modification Agreement shall constitute a formal change to this Agreement.

               4.6 No change to this Agreement and/or the GTECH Services shall be effective unless and until a Modification Agreement has been executed and delivered by the parties.

               4.7 A "change" in GTECH's obligations under this Agreement shall be any change which is, individually or in the aggregate, a material addition to the specifications of the VLS System as set forth in the Attachments to this Agreement and which effects a material increase to its cost, exposure or obligations of providing the GTECH Services.

       5.      Compensation.

               5.1 As compensation for the VLS System and the GTECH Services, PNGI shall pay GTECH the compensation specified in Attachment G to this Agreement.

               5.2 GTECH shall submit to PNGI on a bi-weekly basis (based on PNGI's accounting period) invoices for the charges set forth in subsection 5.1. PNGI shall pay GTECH the amounts invoiced within ten (10) business days after receipt of such invoice.




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       6.      Term Of Agreement.

               6.1 Subject to the provisions of paragraph 6.3 below, the term of this Agreement shall begin on the date first above written, and shall continue through and including that date which is five (5) years after the first date on which there are at least 400 Video Lottery Terminals installed, operational and generating Net Win on the VLS System (the "Term"); provided, however, any delay in the commencement of the Term occasioned by events or matters within GTECH's control shall on a day-for-day basis reduce the length of the Term; and provided further, that the Term shall be extended on a day-for-day basis for each day during the Term that the VLS System is substantially non-operational for reasons beyond the control of GTECH.

               6.2 At the end of the Term, PNGI shall purchase from GTECH the VLS System for a cash purchase price equal to the Net Unamortized Residual Value. If there is no Net Unamortized Residual Value, title to the VLS System shall pass to PNGI upon termination of this Agreement.

               6.3 GTECH shall upon transfer of title of the VLS System assign or grant, or cause to be assigned or granted, a continuing non-exclusive, non-assignable, non-sublicensable license to PNGI for all Software required for PNGI to use the Video Lottery Terminals and/or the Slot Machines, except for the central system software, which assignment or license shall remain in effect for so long as PNGI operates or otherwise uses the Video Lottery Terminals and the Slot Machines. GTECH shall have no continuing obligation of Software maintenance or support by virtue of this license.

               6.4 For all video lottery equipment placed in service by PNGI prior to the seventh month following the Start-Up Date, all such Video Lottery Terminals and equipment shall be deemed to have been acquired as of the Start-Up Date for purposes of calculating Net Unamortized Residual Value.

               6.5 For all video lottery equipment placed in service by PNGI after the sixth month following the Start-Up Date, all such Video Lottery Terminals and equipment shall be deemed to have been acquired as of the date they are placed in service for purposes of calculating Net Unamortized Residual Value.

       7.      Termination.

               7.1 PNGI shall have the right to terminate this Agreement by giving written notice to GTECH in the event of any of the following shall occur:

                     A. GTECH voluntarily: (1) liquidates (except as a part of a merger transaction in which a successor corporation has a greater net worth and solvency), (2) enters into receivership, or (3) files a petition under any chapter of the U.S. Bankruptcy Code;

                     B. GTECH is the subject of an involuntarily bankruptcy petition and fails to have such petition dismissed, vacated, voided or otherwis removed within sixty (60) days after its filing;

                     C. GTECH fails to install and make substantially operational the VLS System as soon as possible and in accordance with sections
3.2 and 3.3, time being of the essence, unless the failure to do so is caused or accounted for by reasons or matters beyond GTECH's control;

                     D. Any representation or warranty made by GTECH in this Agreement was materially incorrect when made or GTECH commits a material breach of any provision of this Agreement and fails to



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cure such  misrepresentation  or breach  within  thirty (30) days  following the giving of written notice to GTECH by PNGI specifying such breach;

                     E. The west Virginia Lottery Commission orders PNGI to terminate this Agreement;

                     F. GTECH fails to obtain or loses for any reason any license or permit required or which qualifies it to conduct its business and perform its obligations under this Agreement;

                     G. GTECH or any of its senior management is convicted of a felony in connection with the performance of any of its obligations under this Agreement or otherwise in connection with the performance of any of its obligations under this Agreement.

                     H. For purposes of paragraphs C. and D. above, the parties agree that reasons or matters beyond GTECH'S control include but are not limited to (1) the failure of any governing body to issue any necessary license to PNGI, (2) the failure of Video Lottery Terminal manufacturers to deliver timely Video Lottery Terminals (so long as GTECH has exercised its best efforts to expedite their delivery), (3) construction delays at Charles Town, and/or (4) the failure of any governing body to issue any necessary license or approval required for the use of any of the Video Lottery Terminals to be delivered pursuant to this Agreement;

               7.2 GTECH may terminate this Agreement by giving written notice to PNGI in the event of any of the following shall occur:

                     A. PNGI voluntarily: (1) liquidates (except as a part of a merger transaction in which a successor corporate has a greater net worth and solvency), (2) enters into receivership, or (3) files a petitionunder any chapter of the U.S. Bankruptcy Code;

                     B. PNGI is the subject of an involuntarily bankruptcy petition and fails to have such petition, dismissed, vacated, voided or otherwise removed within sixty (60) days after its filing;

                     C. Any representation or warranty made by PNGI in this Agreement was materially incorrect when made or PNGI commits a material breach of any provision of this Agreement and fails to cure such misrepresentation or breach within thirty (30) days following the giving of written notice to PNGI by GTECH specifying such breach;

                     D.    PNGI fails to make any payment to GTECH within thirty
(30) days of the date when such payment is due under this Agreement.

                     E. The West Virginia Lottery Commission orders GTECH to terminate this Agreement;

                     F. PNGI fails to obtain or loses for any reason any license or permit required for or which qualifies it to conduct its business and perform its obligations under this Agreement; or

                     G. PNGI or any of its senior management is convicted of a felony in connection with the performance of any of its obligations under this Agreement or otherwise in connection with the performance of it obligations under this Agreement.




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               7.3 In the event of  termination  of this  Agreement  pursuant to
Section 7.1 or 7.2 neither party shall have any further obligation to the other except that each party shall remain obligated for liabilities owed to the other which have accrued and are due and owing as of the date of termination and:

                     A. In the case of a termination of this Agreement arising out of or otherwise constituting a material misrepresentation and/or breach of this Agreement by PNGI:

                           (1)   PNGI shall purchase from GTECH, within thirty
(30) days of termination, the vies System on an AS-IS, WHERE-AS basis, at a price equal to the Net Unamortized Residual Value; and

                           (2)   PNGI shall pay to GTECH:

                                 (a)   For a termination which occurs during
the first year of the Term, the sum of $8,500,000.00;

                                 (b)   For a termination which occurs during
the second year of the Term, the sum of $6,600,000.00;

                                 (c)   For a termination which occurs during
the third year of the Term, the sum of $5,000,000.00;

                                 (d)   For a termination which occurs during
the fourth year of the Term, the sum of $3,700,000.00; or

                                 (e)   For a termination which occurs during
the fifth year of the Term, the sum of $2,500,000.00;

                     B. In the case of any uncured material misrepresentation and/or breach of this Agreement by GTECH that has occurred and is continuing thirty (30) days after the giving of written notice to GTECH of that breach:

                           (1)   PNGI may terminate this Agreement by giving
written notice thereof to GTECH;


                           (2)   PNGI may purchase from GTECH, within thirty
(30) days of termination, on an AS-IS, WHERE-AS basis, at a price equal to the Net Unamortized Residual Value, the VLS System.

                     C. In the event this Agreement is terminated by either party for any reason then, subject only to PNGI paying the Net Unamortized Residual Value, PNGI shall have, and GTECH hereby grants to PNGI, a continuing royalty free license to use all Software and other components of the VLS System at the Charles Town Race Track to the extent necessary to permit
PNGI to continue to use the VLS System in substantially the same manner as prior to termination which license shall continue, as to the Video Lottery Terminals, for so long as PNGI uses the Video Lottery Terminals, and, as to the rest of the VLS System, until PNGI has a reasonable opportunity, not to exceed six months, to obtain alternative software and/or components; provided, however, GTECH shall have no further obligation to service or support the Software.




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                     D.    The rights and remedies set forth in this paragraph
7.3 shall be the exclusive remedies of the parties in the event of a termination of this Agreement by either party.

       8.      Insurance.

               8.1  Throughout  the  Term  of  this  Agreement   (including  any
extensions thereof) GTECH and PNGI shall maintain in effect their respective standard insurance coverages.

               8.2 Upon request, each party shall provide the other with evidence that any one or all of the insurance coverage required under this Section are in place.

               8.3 All insurance coverage required under this Section shall be issued by companies qualified to do business in the State of West Virginia and shall otherwise comply with the requirements of the West Virginia Code and the rules and regulations of the West Virginia Lottery Commission.

       9.      Title to System.

               9.1 Except as otherwise provided in this Agreement, (A) title to the VLS System, including component hardware, equipment and Software shall not pass to PNGI but shall remain in GTECH, and (B) PNGI does not obtain under this Agreement any license or other interest in the VLS System or any part thereof.

       10.     Industrial and Intellectual Property Rights.

               10.1 All industrial and intellectual property rights, including but not limited to rights in and to patent, copyright, mask work rights, trademark, and trade secret rights, related to the equipment, hardware, and/or software directly or indirectly provided by GTECH under or in connection with this Agreement at any time during the Term (including extensions thereof), belong and shall continue to belong exclusively to GTECH.

               10.2 PNGI shall immediately notify GTECH if PNGI ever becomes aware of any impairment or infringement, or imminent threat of impairment or infringement, of GTECH's rights. PNGI shall not take any steps against any alleged infringer unless and until requested to do so in writing by GTECH; provided, however, that if GTECH fails to take action as to any infringement that has or is likely to have a material adverse effect on PNGI's capacity to use the VLS System as contemplated by this Agreement, may, after the giving of at least fourteen (14) days prior written notice to GTECH, take reasonable action to stop or abate the infringement at GTECH's expense and GTECH will cooperate in any such action. PNGI shall, at GTECH's expense, join with GTECH in taking such steps as GTECH may reasonably request to protect GTECH's rights.

               10.3 This Section 10 shall survive the termination or expiration of this Agreement without time limitation.

       11.     License of Software and Related Documentation.

               11.1 GTECH hereby grants to PNGI in connection with the VLS System a non-exclusive, non-transferable, non-sublicensable license to use the VLS System at the Charles Town Race Track throughout the Term of, and as otherwise provided in, this Agreement. To the extent the Software is comprised of Software provided by GTECH, PNGI shall have the right to use only the object code (i.e., machine readable) form of such software and only on hardware and Video Lottery Terminals provided or approved by GTECH as interfacing with the VLS System.



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



GTECH shall not unreasonably refuse or delay any requested approval of hardware or Video Lottery Terminals.

               11.2  Except as otherwise provided in this Agreement:

                     A. The license of the Software for the central system shall terminate upon the expiration or earlier termination of this Agreement except that, in the event of termination of this Agreement pursuant to Section 7 hereof, the license of the Software shall continue so as to permit continued use of the Software and the VLS System as contemplated by that Section;

                     B. PNGI may at its option elect to continue this license after the termination of this Agreement subject to the payment to GTECH of a royalty of two  percent of Net Win, which shall be payable monthly.

               11.3  PNGI acknowledges and agrees that:

                     A.    The Software is Confidential Information;

                     B. The Software is a valuable and unique asset of GTECH, and GTECH owns all right, title and interest thereto, including all intellectual property rights therein;

                     C. PNGI shall not reproduce in any medium any part of the Software; and

                     D. Promptly upon the termination of the license, PNGI shall return all materials constituting or containing any part of the Software to GTECH, except for materials reasonably necessary or appropriate for the exercise of continuing rights under section 7.3, which materials  shall be returned when such rights terminate.

       12.     Warranties.

               12.1  GTECH hereby warrants and represents to PNGI that:

                     A. The VLS System and the GTECH Services will comply in all respects with reasonable standards prevailing in the industry; and

                     B. The VLS System and the GTECH Services will be provided in accordance, and at all times shall comply, with all Federal, state and local laws, ordinances, rules and regulations as they apply to the VLS System and GTECH's employees and contractors in the performance of the GTECH Services.

               12.2 GTECH shall use its best efforts to cause the manufacturers of any third party components of the VLS System to extend to the VLS System warranties that are at least as favorable as such manufacturer's standard warranties.

               12.3 PNGI's sole remedy for GTECH's breach of any warranty contained in this Section 12 shall be for GTECH to remedy the breach promptly at its own expense; provided however, if GTECH can not within a reasonable time under the circumstances (not to exceed thirty (30) days) after written notice by PNGI remedy the breach, and the breach is material, then PNGI may thereupon terminate this Agreement. The foregoing limitation shall not apply to breaches by GTECH that constitute intentional misconduct or gross negligence.

               12.4  THE WARRANTIES SET FORTH IN THIS AGREEMENT ARE MADE TO AND



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



FOR THE BENEFIT OF PNGI AND ITS AFFILIATES ONLY. EXCEPT AS OTHERWISE PROVIDED IN THIS AGREEMENT, GTECH MAKES NO OTHER WARRANTY OF ANY KIND WHATEVER, EXPRESS OR IMPLIED.

       13.     Limitation of Liability.

               13.1 EXCEPT AS OTHERWISE PROVIDED IN THIS AGREEMENT, NEITHER PARTY SHALL BE LIABLE TO THE OTHER FOR ANY CONSEQUENTIAL, SPECIAL, INCIDENTAL, PUNITIVE, OR INDIRECT DAMAGES INCLUDING, BUT NOT LIMITED TO, LOSS OF ANTICIPATED PROFITS, LOSS OF USE OR UTILIZATION OR CAPABILITIES RESULTING FROM THE PARTY'S PERFORMANCE OR NON PERFORMANCE OF ITS OBLIGATIONS UNDER THIS AGREEMENT; PROVIDED, HOWEVER, NOTHING HEREIN SHALL LIMIT ANY PARTY'S OBLIGATION TO INDEMNIFY THE OTHER AS PROVIDED IN SECTIONS 14 AND 15 OF THIS AGREEMENT.

               13.2 THE LIMIT OF GTECH'S LIABILITY (WHETHER IN CONTRACT, TORT, NEGLIGENCE, OR OTHERWISE) TO PNGI CONCERNING PERFORMANCE OR NON-PERFORMANCE BY GTECH, OR IN ANY MANNER RELATED TO THIS AGREEMENT, FOR ANY AND ALL CLAIMS SHALL NOT IN THE AGGREGATE EXCEED THE AMOUNTS PAID BY PNGI TO GTECH UNDER THIS AGREEMENT.

               13.3 The limitations on liability contained in this Section 13 shall not apply to damage claims arising out of a party's intentional misconduct or gross negligence.

       14.     Indemnity Against Infringing Use.

               14.1 GTECH warrants to PNGI that the Software provided by GTECH does not and shall not infringe any U.S. patent, U.S. copyright, or other proprietary right of any third party.

               14.2 GTECH shall defend, at its expense, any action brought against PNGI to the extent that it is based on a claim that the Software provided by GTECH infringes any third party's U.S. patent, U.S. copyright or other proprietary right, provided that GTECH is given prompt notice of such action and is given information, reasonable assistance and sole authority to defend or settle the action. GTECH shall pay all costs and damages, including legal fees (provided that if the action is unsuccessful and legal fees are awarded against the plaintiff, GTECH shall be entitled to receive such legal fees) finally awarded against PNGI arising from any such complaint. However, GTECH is not authorized to agree to any settlement, compromise or the like which would require PNGI to make any payment or to stop using the Software provided by GTECH, without PNGI's prior written notice stating its approval.

               14.3 In the event that PNGI is enjoined from using any material portion of the VLS System because of an infringement, GTECH shall, at its own expense, either:

                     A. Procure for PNGI the right to continue using the Software provided by GTECH and the right to continue enjoyment of the rights and licenses granted in this Agreement; or

                     B. Replace or modify the Software provided by GTECH so that it becomes non-infringing but equivalent in function and performance; or

                     C. Only if the alternatives set forth in subsections A. & B. of this Section 14.2 are not reasonably feasible, refund to PNGI all amounts paid by PNGI to GTECH under this Agreement with interest at the



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



rate of 8% per annum, in which event this Agreement shall become null and void and of no further force or effect.

               14.4 GTECH shall have no obligation under this Section 14 if and to the extent that such claim arises from:

                     A. PNGI's modification, without GTECH's approval, of the Software provided by GTECH;

                     B. PNGI's combination of the Software provided by GTECH with products other than those supplied by GTECH (provided that the alleged infringement  would not have occurred without such combination); or


                     C. If the Software provided by GTECH is used for a purpose other than that contemplated by this Agreement.

       15.     Indemnification.

               15.1 GTECH shall indemnify and hold harmless PNGI, and its affiliates, directors, officers, and employees from and against all losses, liabilities, judgments, awards, settlements, damages and costs (including legal fees and expenses) in connection with third party claims:

                     A. For personal injury (including death) or damage to tangible personal property to the extent caused by the negligent or willful acts or omissions of GTECH, its employees or agents;

                     B. Arising from any intentional breach by GTECH of its obligations under this Agreement.

               15.2 At the request of PNGI from time to time after any such claims, GTECH shall, at its sole expense, defend with counsel reasonably acceptable to PNGI, all claims, suits or proceedings arising out of the matters set forth in paragraph 15.1 of this Agreement. GTECH shall be notified promptly of any such claims, suits or proceedings in writing and, if requested to defend such action, given full and complete authority, information and assistance for the defense of same, provided, however, GTECH shall nave no authority to enter into any settlement or compromise on behalf of PNGI without the prior written consent of PNGI (which consent shall not be unreasonably withheld or delayed). In all events, PNGI shall have the right to participate, at its own expense, in the defense of any such proceedings with counsel of its own choosing.

               15.3 PNGI shall indemnify and hold harmless GTECH, and its affiliates, directors, officers and employees, from and against all losses, liabilities, judgments, awards, settlements, damages and costs (including legal fees and expenses) in connection with third party claims:

                     A. For personal injury (including death) or damage to tangible personal property to the extent caused by the negligent or willful acts or omissions of PNGI, its employees or agents;

                     B. Arising from any intentional breach by PNGI of its obligations under this Agreement.




                                     (34)

               15.4 At the request of GTECH from time to time after any such claims, PNGI shall, at its sole expense, defend with counsel reasonably acceptable to GTECH all claims, suits or proceedings arising out of the matters set forth in paragraph 15.3 of this Agreement. PNGI shall be notified promptly of any such claims, suits or proceedings in writing and, if requested to defend such action, given full and complete authority, information and assistance for the defense of same, provided, however, PNGI shall have no authority to enter into any settlement or compromise on behalf of GTECH without the prior written consent of GTECH (which consent shall not be unreasonably withheld or delayed). In all events, GTECH shall have the right to participate, at its own expense, in the defense of any proceedings with counsel of its own choosing.

       16.     Cooperation of the Parties; Resolution of Disputes.

               16.1 The parties hereto shall use their best efforts to resolve by mutual agreement any disputes, controversies or differences which may arise between or among them out of or in connection with this Agreement.

               16.2 If any disputes, controversies or differences cannot be so resolved by mutual agreement, the parties agree that, other than those claims over which a regulatory agency has exclusive jurisdiction, all such unresolved disputes, controversy, and claims shall be resolved by arbitration in accordance with the Commercial Arbitration Rules ("CAR") of the American Arbitration Association ("AAA"), and judgment upon the award rendered by the arbitrator(s) may be entered in any court having jurisdiction thereof. The parties shall attempt, by agreement, to nominate a sole arbitrator for confirmation by the AAA. If the parties fail to agree and nominate a sole arbitrator within thirty
(30) days from the date when the claimant's Request for arbitration has been communicated to the other party, then the sole arbitrator shall be appointed by the AAA in accordance with the applicable rules governing such appointment.

               16.3 The place of arbitration shall be Charles Town, West Virginia. All expedited procedures prescribed by the CAR shall apply.

               16.4 The findings and the award of the arbitrator shall be reasonably detailed and shall set forth his findings of fact and conclusions of law.

               16.5 Any award of the arbitrator shall be final and binding on the parties, and each party hereby waives to the fullest extent permitted by law any right it may otherwise have under the laws of any jurisdiction to any form of appeal.

               16.6 With this arbitration agreement the parties do not intend to deprive any court of its jurisdiction to issue a prearbitral injunction, prearbitral attachment or other order in aid of arbitration proceedings and enforcement of the award.

       17.     Independent Contractors.

               17.1 The  parties  hereto  acknowledge  that  they are and  shall continue to be independent contractors. Nothing contained herein shall be construed so as to create the relationship of employer and employee, partnership, or principal and agent between PNGI and GTECH. Neither party shall have any authority to bind the other party as an agent or in any other capacity for any purpose, nor shall either party directly or indirectly represent to any person that it has such authority.




                                     (35)

       18.     Confidentiality.

               18.1 Each party acknowledges a duty of confidentiality owed to the other party, and shall not, at any time, (directly or indirectly, in whole or in part):

                     A. Use or duplicate any Confidential Information of the other party (except as necessary to effect the purposes of this Agreement); or

                     B. Disclose any Confidential Information of the other party to any entity not a party to this Agreement, in addition, neither party shall disclose Confidential Information of the other to any of its officers, directors, employees or representatives, unless their knowledge of such Confidential Information is necessary to effect the purposes of this Agreement.

               18.2 As used herein,  "Confidential  Information"  shall mean any information and any copies or records thereof, in any medium, disclosed to or otherwise obtained by a party from the other party in connection with GTECH's installation, implementation, operation and/or maintenance of the VLS System for PNGI, and which is descriptive of or pertaining to any aspect of the other party's business, products, services, equipment, technologies, know-how, personnel, finances, sales and/or marketing (including in the case of GTECH, without limitation, Software and information contained in GTECH's Data Exchange Specification (the "DXS's"). Notwithstanding the foregoing sentence, the following shall not be 'Confidential Information:

                     A. Information that is or has been generally available to the public or comes into the public domain otherwise than in circumstances giving rise to a breach of the terms of this Agreement;

                     B. Information already known to the receiving party at the time it is disclosed by the other party, as documented by records in possession of the receiving party predating such disclosure;

                     C. Information subsequently received by the receiving party in good faith from an entity (other than the disclosing party) having the prior right to make such subsequent disclosure;

                     D. Information independently developed by the receiving party without use of the Confidential Information;

                     E. Information approved by the disclosing party in writing for unrestricted release or unrestricted disclosure by the other party.

               18.3 Each party acknowledges that all Confidential Information is a valuable and unique asset and trade secret of the other party and that it has no right, title or interest therein (other than such rights as may be specifically set forth in this Agreement).

               18.4 Any copy of documents or other media made by a party containing Confidential Information of the other (to the extent copies are permitted) shall bear all copyright, trademark, patent and other proprietary notices appearing on the original.

               18.5 Upon the expiration or earlier termination of this Agreement, each party shall promptly, and without need for notice or demand, deliver to the other party all records and media containing or embodying the other party's Confidential Information within the party's possession, custody or control.



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



               18.6 PNGI agrees that Confidential Information might be learned through examination of the interior or disassembly of components of the VLS System and, therefore, PNGI agrees that, without prior specific notice of authorization from GTECH, PNGI shall neither permit the display of the interior of any such components of the VLS System to others nor permit the transfer of possession of any such components to others.

               18.7 Notwithstanding anything in this Agreement to the contrary, Confidential Information may be disclosed if, in the reasonable opinion of a party's legal counsel, disclosure is required to be made by law or government rule or regulation, or by court order; provided, however, that:

                     A. Prior to any such disclosure, the party shall provide to the owner of the Confidential Information a written opinion of the party's legal counsel supporting its conclusion that such disclosure is necessary, and shall cooperate insofar as is commercially reasonable with the party owning the Confidential Information regarding the manner of such disclosure or with any action taken by the party owning the Confidential Information (entirely the cost of such owning party) to challenge the validity of such requirement; and

                     B. Such disclosure shall be made only to the extent determined necessary in the written opinion of the party~s outside counsel, or by the governmental body requiring disclosure (the latter determination to have priority).

               18.8 The provisions of this Section 18 shall continue in effect after the expiration or termination of this Agreement, without time limitation.

       19.     Force Majeure.

               19.1 GTECH shall not be liable for any delay in performing any obligation hereunder resulting from the occurrence of a "Force Majeure Event", and such delay shall not constitute a default hereunder.

               19.2 A "Force Majeure Event" shall mean an event or circumstance beyond the direct control of GTECH including, but not limited to, riots, effects of War, civil commotion, political unrest, governmental acts, laws, order, proclamations, and regulations, acts of God such as fires, floods, earthquakes and lightning, labor disputes such as strikes and lockouts, the failure of technology providers to meet delivery dates or otherwise perform in accordance with the terms of their agreements with PNGI, construction delays at Charles Town, the failure of GLI or any governing body to issue any required license or approval to PNGI or necessary for the operation of Video Lottery Terminals at Charles Town, and the failure of PNGI to perform in accordance with the terms of this Agreement.

               19.3 If, as a result of the occurrence of a Force Majeure Event, GTECH is delayed in performing any obligation hereunder, GTECH shall as soon as possible give PNGI written notice of such event and the estimated delay caused as a result thereof.

       20.     Scope of Agreement; Amendments.

               20.1 This Agreement constitutes the entire agreement and understanding of the parties with respect to its subject matter, and supersedes all prior agreements and understandings of the parties, written and oral, related thereto.

               20.2 This Agreement may not be amended, supplemented or modified except by a written agreement signed by both parties.



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



       21.     Assignment.

               21.1 This Agreement shall not be assigned, in whole or in part, by either party without the prior written notice of consent by the other party. Notwithstanding the foregoing, it is agreed that GTECH may assign its rights and obligations under this Agreement to an affiliate of GTECH and may subcontract its obligations hereunder in whole or in part, provided, however, that GTECH shall in all such events remain liable for performance hereunder. Any attempted assignment in violation of this Section 21 shall be null and void ab initio.

       22.     Binding Nature of Agreement: Severability.

               22.1 This Agreement shall be binding upon and inure to the benefit of the parties and to their respective permitted successors, assigns, heirs, executors and administrators. If any provision of this Agreement shall be or become invalid, such invalidity shall not affect any of the remaining provisions of this Agreement.

               22.2 If any one or more of the provisions contained in this Agreement shall for any reason be held to be excessively broad as to duration, scope, activity or subject, it shall be construed by limiting or reducing it so as to be enforceable to the extent compatible with the applicable law as it shall then appear. Each party acknowledges that the duration and other restrictions set forth therein are reasonable to protect the other party's business interests.

       23.     Waivers.

               23.1 No waiver of any provisions of this Agreement shall be effective unless agreed to in writing by the party against whom such waiver is sought to be enforced. Waiver of any default or breach hereunder shall not constitute a waiver of any other default or breach whether similar or otherwise.

       24.     Governing Law.

               24.1  The  validity,   interpretation  and  enforcement  of  this
Agreement shall be governed by the laws of the State of West Virginia, without resort to its rules regarding conflicts of laws.

       25.     Notices.

               25.1 All notices and other communications required or permitted to be given under this Agreement to a party shall be in writing and (a) personally delivered, (b) mailed by registered or certified mail, postage prepaid, return receipt requested, or (c) sent by prepaid overnight courier service (e.g. Federal Express, Airborne, DHL), in any case to the address of the relevant party set forth on the first page of this Agreement, or at such other addresses such party may, by written notice, designate as its address for purposes of notice, hereunder. In addition, notices and communications to GTECH shall be sent to the attention of the President, and notices and communications to PNGI shall be sent to the attention of its Chief Operating Officer.

               25.2 If mailed by registered or certified mail, notices shall be deemed to be given five (5) days after being sent; if sent by personal delivery, notice shall be deemed to be given when delivered; and if sent by prepaid overnight courier service, notice shall be deemed to be given one (1) business day following deposit with the courier.

       26.     Headings.

               26.1 Section headings of this Agreement are for convenience only and shall neither form a part



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



nor affect the interpretation hereof.

       27.     Counterparts.

               27.1 This Agreement may be executed in any number of counterparts, each of which shall be deemed an original but all of which together shall constitute but one instrument. This Agreement shall become effective when such counterparts have been executed and delivered by the parties to each other.

               27.2 This Agreement may be executed and delivered by facsimile transmission and any such facsimile copy shall have the same force and effect as if an original had been executed and delivered.

       28.     Compliance With Laws. Further Assurances.

               28.1 Each party represents and warrants to the other that they shall comply in all respects with the requirements of the West Virginia Code and the rules and regulations of the West Virginia Lottery Commission in the performance of their respective obligations under this Agreement.

               28.2 Each party shall take such acts and do such things as may be reasonably required to carry out the terms and conditions of this Agreement.

       29.     Additional Representations and Warranties.

               29.1  Each party represents and warrants to the other:

                     A. It is duly organized, validly existing and in good standing under the laws of its state of incorporation or organization, and has all requisite power and authority to conduct its businesses and to own its properties, and is duly qualified and in good standing in all jurisdictions where such qualification is required in order to perform its respective obligations under this Agreement.

                     B. The execution, delivery and performance of its respective obligations under this Agreement has been duly authorized by all necessary action and does not and will not violate any provision of law or of its articles of incorporation, by-laws and/or organization, or result in a breach of or constitute a default under any agreement, indenture or instrument to which it is a party.

                     C. This Agreement and its terms constitute valid, legally binding and enforceable obligations enforceable in accordance with its terms.


                     D. No governmental or other authorization, approval or filing is required for the performance by it of its obligations hereunder and the transaction contemplated herein.

               29.2  During the Term of this Agreement, PNGI shall:

                     A. Deliver to GTECH copies of all financial statements and other financial information that it routinely files with the Securities & Exchange Commission and/or the West Virginia Lottery Commission which are generally available to the public; and

                     B. Maintain a Tangible Net Worth of not less than 105% of the dollar amounts set



                                     (39)
forth in  paragraph  7.3 A.(2)  during the time  periods  referred  to  therein;
provided, however, any funds disbursed for debt service to PNGI's ultimate parent, at a time when PNGI's ultimate parent is unable to make such debt service payments, shall not cause this covenant to be violated.

                     C. As used in paragraph B. above, Tangible Net Worth means, as of any given day, the amount that would be properly reflected as Shareholders' (Members') Equity on the balance sheet of PNGI if a balance sheet were prepared for PNGI as of that day, less the amount of PNGI's intangible assets (defined as rights or property granted by a government, another entity or internally developed by PNGI that lack physical substance) as of such day, assuming for such purpose that such balance sheet had been prepared in accordance with generally accepted accounting principles consistently applied.

                     D. On or before the end of each calendar quarter, PNGI shall submit to GTECH the certification of its chief financial officer that PNGI is or is not, as the case may be, in compliance with this paragraph 29.2.

                     E. At least once annually, PNGI shall cause its certified public accountant to submit to GTECH a certification that PNGI is or is not, as the case may be, in compliance with this paragraph 29.2.

       30.     Dismissal of Litigation.

               30.1 Simultaneously with the execution with this Agreement, the parties shall execute, and cause all other counsel of



                                     (40)
record to sign, and file of record the Stipulation of Dismissal attached hereto as Attachment I.

       IN WITNESS WHEREOF, the parties have executed this Agreement as of the day and year first above written.

PNGI CHARLES TOWN GAMING, LLC          ATTEST:


By:/S/ William J. Bork     /S/ Robert S. Ippolito_
Title:Vice-President

GTECH CORPORATION                      ATTEST:


By/S/ Michael Chambrello         /S/ Brandon J. Radje    _
Title:Executive Vice-President


          All attachments to Agreement have been intentionally omitted



























                                     (41)